Exhibit 99.1

Press Release

CHICO, Calif., December 31, 2009 — Community Valley Bancorp (OTC Bulletin Board: CVLL.OB), parent company of Butte Community Bank (the “Bank”), today announced conversion of $3.3 million in outstanding debt into shareholder equity by issuing Community Valley Bancorp preferred stock in a private placement transaction.  $1.2 million of the $3.3 million debt was converted into 240,000 shares of 6% Mandatory Convertible Cumulative Preferred Stock Series A (“Preferred Stock Series A”).  The remaining $2.1 million of $3.3 million debt was converted into 105,647 shares of 8% Cumulative Perpetual Preferred Stock Series B (“Preferred Stock Series B”) that was issued in a private placement transaction to Pacific Coast Bankers’ Bank.  Both Preferred Stock Series A and Preferred Stock Series B are voting and have voting rights of one vote per share and have the same voting rights as common shares.  In addition the Preferred Stock Series A, with a liquidation value of $5 per share and cumulative dividends at 6% per annum, are mandatorily and optionally convertible into common stock at a conversion ratio of $2 per common share, subject to adjustment.  The Preferred Stock Series B, with a liquidation value of $20 per share and cumulative dividends at 8% per annum, are perpetual in life and are optionally convertible into common stock at a conversion ratio of $2.50 per common share, subject to adjustment.  As part of the debt conversion, all of the outstanding shares of common stock of Butte Community Bank held as collateral for the $3.3 million debt will be released to Community Valley Bancorp.

Don Leforce Chairman of Community Valley Bancorp stated: “The conversion of the debt was an important step to improving Community Valley Bancorp’s capital position.  The conversion of the debt increases the shareholder equity of Community Valley Bancorp prior to year end.  Holders of the both Preferred Stock Series A and Preferred Stock Series B have the right to convert their preferred shares into common stock at conversion rates in excess of today’s average market price of Community Valley Bancorp common stock.  Community Valley Bancorp also has the right to repurchase the outstanding shares of Preferred Stock Series A and Preferred Stock Series B at a premium prior to their conversion.  The management and directors of Community Valley Bancorp and Butte Community Bank feel that this conversion will greatly strengthen Community Valley Bancorp and will provide greater security for Butte Community Bank’s customers, shareholders and employees.”

About Community Valley Bancorp

Butte Community Bank, a subsidiary of Community Valley Bancorp (CVLL.OB), is a progressive Northern California bank that combines traditional deposit and lending services with innovative banking solutions. Butte Community Insurance Agency, a subsidiary of Community Valley Bancorp, is a full-service insurance agency offering all lines of coverage from auto and health to commercial and farm packages.

Founded in 1990, Butte Community Bank is California state-chartered with 14 branches in eleven cities including Anderson, Chico, Colusa, Corning, Magalia, Marysville, Oroville, Paradise, Red Bluff, Redding and Yuba City.  It also operates a loan production office in Citrus Heights. Community Valley Bancorp has headquarters in Chico, California.

For more information visit: www.communityvalleybancorp.com

Forward Looking Statement Disclosure

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Community Valley Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the Company’s expectations regarding future events and developments and are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the Company’s future financial results and performance.  This could cause results of performance to differ materially from those expressed in the Company’s forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward looking statements.  All forward-looking statements are representative only on the date hereof.